SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     January 21, 2000

                              EquityAlert.com, Inc.
                              ---------------------
             (Exact name of registrant as specified in its charter)


Nevada                                 1-15301                     58-2377963
------                                 -------                     ----------
(State or other jurisdiction   (Commission File Number)         (IRS Employer
of incorporation)                                         Identification Number)

1628 West 1st Ave, Suite 216, Vancouver, British Columbia              L4B 3H7
---------------------------------------------------------              -------
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code: (604) 659-5009


ITEM 1. Changes in Control of Registrant.

None.

ITEM 2.  Acquisition or Disposition of Assets.

None.

ITEM 3. Bankruptcy or Receivership.

None.

ITEM 4.  Changes in Registrant's Certifying Accountant.

None.

ITEM 5.  Other Events.

None.

ITEM 6.  Resignations of Registrant's Director's

     Effective January 21, 2000, Mr. Jasvir S. Rayat resigned as a Director, President and Chief Executive Officer of the Company. Replacing Mr. Rayat in the capacity of Director, President and Chief Executive Officer is Mr. Bill Mann. Between 1986 and 1989, Mr. Mann became engaged in the commodities and futures markets as a registered broker for Evergreen Futures. During the period between 1989 and 1995, Mr. Mann served as the President of First College of Commodities, which provided training and educational services. In 1995, Mr. Mann was responsible for sales at Radd Multimedia and later in the year for investor relations at Aqua One Beverage. Between 1996 and 1999, Mr. Mann served as the Manager of investor relations for MedCare Technologies, Inc., a healthcare technology service company. Mr. Mann graduated in 1978 from Nottingham University with a B.A. Hons. in Political Science.

     In addition, on January 21, 2000 the Board of Directors of the Company appointed Mr. Terry Johnston in the capacity of vice president of Sales and Marketing. From 1994 to 1995, Mr. Johnston was vice-president of D.R. 9-Ball, Inc., where he developed a recreational sports business. From 1989 to 1993, Mr. Johnston worked for Specialty Technical Publishers, Inc., where he was responsible for selling regulatory manuals to environmental managers. From 1987 to 1989, Mr. Johnston was President of It's Page Perfect, Ltd. a graphic design company.


ITEM 7.  Financial Statements and Exhibits.

None.

ITEM 8.  Change in Fiscal Year.

None.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                           EquityAlert.com, Inc.

                                                             /s/ Harmel S. Rayat
                                                             -------------------
                                              Harmel S. Rayat, Director/Chairman

                                                          Date: January 25, 2000